Exhibit 10(f)

AMENDMENT NO. 3

TO THE

ONCOR SUPPLEMENTAL RETIREMENT PLAN

(Amended and Restated Effective as of January 1, 2015)

Oncor Electric Delivery Company LLC hereby adopts this Amendment No. 3 to the Oncor Supplemental Retirement Plan (Amended and Restated Effective as of January 1, 2015) (the “Plan”) effective as of December 1, 2022 to provide for the acceleration of Participant Benefit amounts required to be included in gross income pursuant to Section 409A of the Internal Revenue Code, as permitted by Treasury Regulation 1.409A-3(j)(4)(vii). Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.

1.    Article Four of the Plan is hereby amended by adding the following Section 4.7:

“4.7 Notwithstanding anything in this Article 4 to the contrary, if pursuant to Code Section 409A, a Participant’s Benefit, or a portion thereof, must be included in the Participant’s gross income, the Company may accelerate the time or schedule of payment of the Participant’s Benefit or make a payment of the Participant’s Benefit pursuant to Treasury Regulation 1.409A-3(j)(4)(vii). In no event, however, shall this accelerated payment exceed the amount required to be included in income pursuant to Code Section 409A.”

2.    No Further Amendments. Except as expressly set forth herein, the Plan shall remain unchanged and in full force and effect in accordance with its terms.

Executed this 22nd day of November, 2022, to be effective as set forth herein.

THE EXECUTIVE TEAM OF THE COMPANY

By:	/s/ Deborah L. Dennis
Deborah L. Dennis
Senior Vice President, Chief Customer Officer and Chief HR Officer